Exhibit 99.3

EDG Capital, Inc. Announces Assignment and Filing Of Two Provisional U.S. Patent
           Applications for Nine New Radiopharmaceutical Technologies
                          for the Treatment of Cancer.

NEW YORK, July 11, 2001 - EDG Capital, Inc. (OTCBB: EDGN), a developer of nuclear pharmaceuticals for therapeutic use in the treatment of cancer, announced that on June 29, 2001, its radiation oncology managed research group, Center for Molecular Medicine, assigned to EDG's operating subsidiary, Isotope Solutions Inc. (ISI), two provisional U.S. patent applications for nine new radiopharmaceutical technologies for the treatment of cancer.

The new provisional patent applications, entitled "Radioactive Platinum Complexes for Cancer Treatment" and "Radioactive Platinum Complexes for Treatment of Malignant Tumors," were filed by Wayne S. Court, PhD, MD, Associate Director of the Center for Molecular Medicine, on June 25, 2001 and assigned to the Center for Molecular Medicine on June 28, 2001.

EDG is working with its advisors to prepare full utility U.S. patent applications for these new radiopharmaceutical technologies.

"Our vision is to develop novel radiopharmaceuticals for the treatment of cancer," said Jack Schwartzberg, Chief Executive Officer, President and Chairman of EDG. "With the addition of these new radiopharmaceutical technologies, we are taking a significant step forward toward achieving this goal."

One of EDG's early radiopharmaceuticals, 195mPt-Cisplatin or Radioactive Cisplatin, was designed to enhance the tumor-killing potential of the non-radioactive drug that is currently approved and used worldwide. To further extend the range of therapeutic alternatives, other platinum-based drugs have been developed and our new pending patent applications seek to cover radioactive forms of these drugs. The pending applications cover three isotopic forms (191Pt, 193mPt and 195mPt) of the drugs Carboplatin, Iproplatin and JM216, as follows:

      1.    191Pt-Carboplatin
      2.    193mPt-Carboplatin
      3.    195mPt-Carboplatin
      4.    191Pt-JM216
      5.    193mPt-JM216
      6.    195mPt-JM216

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      7.    191Pt-Iproplatin
      8.    193mPt-Iproplatin
      9.    195mPt-Iproplatin

"Because these platinum-based drugs will be made directly radioactive through their platinum component," said Mr. Schwartzberg, "we believe that these products will have the potential to achieve enhanced therapeutic effect with fewer and more tolerable side effects than their parent platinum-based compounds. In addition, we hope that these new radiopharmaceuticals will provide alternative treatments for situations of tumor resistance or intolerance to the parent platinum-based compounds."

ISI's Radioactive Cisplatin Technology (195mPt-Cisplatin) - Standard cisplatin is an effective and widely used chemotherapeutic agent for the treatment of various types of cancers. Cisplatin contains the element platinum and works by binding with tumor cell DNA, thereby disrupting its reproduction. Radioactive Cisplatin is chemically identical to standard cisplatin except that the platinum it contains has been made radioactive. Radioactive Cisplatin is therefore designed to deliver high-doses of radioactivity directly into the tumor cells, with the intent of minimizing injury to surrounding tissues and organs.

About EDG Capital, Inc. Through its wholly-owned subsidiary, Isotope Solutions, Inc., EDG Capital is engaged in the research, development and testing of nuclear pharmaceuticals for therapeutic use in the treatment of the most lethal forms of cancer. Internationally renowned clinicians, who are under management contracts with Isotope Solutions Inc., conduct research for the company.

Legal Disclaimers: This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements. The forward-looking statements contained herein represent EDG Capital, Inc.'s judgment as of the date of this release, and EDG Capital, Inc. cautions investors not to place undue reliance on such statements.

CONTACT:    EDG Capital, Inc., New York
            Shragie David Aranoff
            COO, Vice President
            516/222-5154
            shragie@isotopesolutions.com

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            Or

            Rubenstein Associates, Inc.
            Patricia Amerman
            Vice President
            212/843-8049
            pamerm@rubenstein.com